                   [SEAL OF STATE OF COLORADO APPEARS HERE]

                               STATE OF COLORADO

                                 DEPARTMENT OF
                                     STATE
                                  CERTIFICATE

     I, NATALIE MEYER, Secretary of State of the State of Colorado hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.

     Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues A CERTIFICATE OF INCORPORATION TO SEPTIMA ENTERPRISES, INC.







Dated: SEPTEMBER 12, 1988




                       /s/ Natalie Meyer
                      ----------------------------------
                              SECRETARY OF STATE

                           ARTICLES OF INCORPORATION

                                      OF

                           SEPTIMA ENTERPRISES, INC.


     KNOW ALL MEN BY THESE PRESENTS: That the undersigned incorporator being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Colorado does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado, these Articles of Incorporation:


                                   ARTICLE I
                                   ---------

                                     NAME
                                     ----

     The name of the Corporation shall be:  Septima Enterprises, Inc.


                                  ARTICLE II
                                  ----------

                              PERIOD OF DURATION
                              ------------------

     The Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Colorado unless dissolved according to law.

                                  ARTICLE III
                                  -----------

                              PURPOSES AND POWERS
                              -------------------

     1.  Purposes.  Except as restricted by these Articles of Incorporation, the
         --------
Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

     2.  General Powers.  Except as restricted by these Articles of
         --------------
Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Colorado Corporation Code.

     3.  Issuance of Shares.  The board of directors of the Corporation may
         ------------------
divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of Colorado.

                                  ARTICLE IV
                                  ----------

                                 CAPITAL STOCK
                                 -------------

     The aggregate number of shares which this Corporation shall have authority to issue One Billion (1,000,000,000) shares of no par value each, which shares shall be designated "Common Stock"; and Ten Million (10,000,000) shares of no par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion of the Board of Di-rectors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Colorado Corporation Code.

     1.  Dividends.  Dividends in cash, property or shares shall be paid upon
         ---------
the Preferred Stock for any year on a cumulative or noncumulative basis as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock, to the extent earned surplus for each such year is available, in an amount as determined by a resolution of the Board of Directors. Such Preferred Stock dividends shall be paid pro rata to holders of Preferred Stock in any amount not less than nor more than the rate as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. No other dividend shall be paid on the Preferred Stock.

     Dividends in cash, property or shares of the Corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law, except that no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall receive the maximum allowable Preferred Stock dividend for such year.

     2.    Distribution in Liquidation. Upon any liquidation, dissolution or
           ---------------------------
winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, first pro rata to the holders of the Preferred Stock until an amount to be determined by a resolution of the Board of Directors prior to issuance of such Preferred Stock, has been distributed per share, and, then, the remainder pro rata to the holders of the Common Stock.

     3.    Redemption. The Preferred Stock may be redeemed in whole or in part
           ----------
as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock, upon notice to the holders of record of the Preferred Stock, published, mailed and given in such manner and form and on such other terms and conditions as may be prescribed by the Bylaws or by resolution of the Board of Directors, by payment in cash or Common Stock for each share of the Preferred Stock to be redeemed, as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. Common Stock used to redeem Preferred Stock shall be valued as determined by a resolution of the

Board of Directors prior to the issuance of such Preferred Stock. Any rights to or arising from fractional shares shall be treated as rights to or arising from one share. No such purchase or retirement shall be made if the capital of the Corporation would be impaired thereby.

     If less than all the outstanding shares are to be redeemed, such redemption may be made by lot or pro rata as may be prescribed by resolution of the Board of Directors; provided, however, that the Board of Directors may alternatively invite from shareholders offers to the Corporation of Preferred Stock at less than an amount to be determined by a resolution of the Board of Directors prior to issuance of such Preferred Stock, and when such offers are invited, the Board of Directors shall then be required to buy at the lowest price or prices offered, up to the amount to be purchased.

     From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in the payment of the redemption price), all dividends on the Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price, shall cease and terminate.

     Any purchase by the Corporation of the shares of its Preferred Stock shall not be made at prices in excess of said redemption price.

     4.  Voting Rights; Cumulative Voting.  Each outstanding share of Common
         --------------------------------
Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the Colorado Corporation Code, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. When, with respect to any action to be taken by shareholders of this Corporation, the laws of Colorado require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof. Cumulative voting shall not be allowed in the election of directors of this Corporation.

     Shares of Preferred Stock shall only be entitled to such vote as is determined by the Board of Directors prior to the issuance of such stock, except as required by law, in which case each share of Preferred Stock shall be entitled to one vote.

     5.  Denial of Preemptive Rights.  No holder of any shares of the
         ---------------------------
Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

     6.  Conversion Rights.  Holders of shares of Preferred Stock may be granted
         -----------------
the right to convert such Preferred Stock to Common Stock of the Corporation on such terms as may be determined by the Board of Directors prior to issuance of such Preferred Stock.

                                   ARTICLE V
                                   ---------

                    TRANSACTIONS WITH INTERESTED DIRECTORS
                    --------------------------------------

     No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

           (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

           (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

           (c) The contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.


                                  ARTICLE VI
                                  ----------

                             CORPORATE OPPORTUNITY
                             ---------------------

     The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's board of directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.

                                  ARTICLE VII
                                  -----------
                                INDEMNIFICATION
                                ---------------

     The Corporation may indemnify any director, officer, employee, fiduciary, or agent of the Corporation to the full extent permitted by the Colorado Corporation Code as in effect at the time of the conduct by such person.


                                 ARTICLE VIII
                                 ------------
                                  AMENDMENTS
                                  ----------

     The Corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Colorado Corporation Code.


                                  ARTICLE IX
                                  ----------
                       ADOPTION AND AMENDMENT OF BYLAWS
                       --------------------------------

     The initial Bylaws of the Corporation shall be adopted by its board of directors. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

                                   ARTICLE X
                                   ---------

                    REGISTERED OFFICE AND REGISTERED AGENT
                    --------------------------------------

     The address of the initial registered office of the Corporation is 511 Sixteenth Street, Suite 400, Denver, Colorado 80202, and the name of the initial registered agent at such address is Jon D. Sawyer. Either the registered office or the registered agent may be changed in the manner permitted by law.



                                  ARTICLE XI
                                  ----------

                          INITIAL BOARD OF DIRECTORS
                          --------------------------

     The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation, with the provision that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders. The initial board of directors of the Corporation shall consist of three (3) directors. The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

           Name                            Address
           ----                            -------

Francisco Urrea, Jr.             4255 Balloon Park Road, N.E.
                                 Albuquerque, NM 87109

Francisco Urrea, III             4255 Balloon Park Road, N.E.
                                 Albuquerque, NM 87109

Thomas Urrea                                        4255 Balloon Park Road, N.E.
                                                    Albuquerque, NM  87109


                                  ARTICLE XII
                                  -----------

                          LIMITATION OF LIABILITY OF
                          --------------------------

                  DIRECTORS TO CORPORATIONS AND SHAREHOLDERS
                  ------------------------------------------

     No director shall be liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under C.R.S.
Section 7-5-114 or any amendment thereto or successor provision thereto; (b) shall have breached the director's duty of loyalty to the Corporation or its shareholders; (c) shall have not acted in good faith or, in failing to act, shall not have acted in good faith; (d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of the law; or
(e) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall apply to the full extent now permitted by Colorado law or as may be permitted in the future by changes or enactments in Colorado law, including without limitation C.R.S. Section 7-2-102 and/or C.R.S. Section 7-3-101.

                                 ARTICLE XIII
                                 ------------

                                 INCORPORATOR
                                 ------------

           The name and address of the incorporator is as follows:

               Name                         Address
               ----                         -------

           Jon D. Sawyer               511 Sixteenth Street
                                       Suite 400
                                       Denver, CO 80202

            IN WITNESS WHEREOF, the above-named incorporator has signed these Articles of Incorporation this 12th day of September, 1988,


                                /s/ Jon D. Sawyer
                                ----------------------------------
                                Jon D. Sawyer

         [LETTERHEAD OF THAD HOWARD TURK ATTORNEY AT LAW APPEARS HERE]


December 4, 1992

Department of State
Corporation Division
1560 Broadway, Suite 200
Denver, Colorado  80202

Re: Articles of Amendment to Articles of Septima Enterprises, Inc.

Ladies and Gentlemen:

     Enclosed for filing on behalf of Septima Enterprises, Inc., are three manually signed copies of Articles of Amendment to its Articles of Incorporation. This amendment was approved by the Company's shareholders at a duly called meeting held on October 23, 1992.

     Also enclosed is a check in the amount of $25 in payment of the filing fee.

                                            Sincerely,

                                            Thad H. Turk

cc: Septima Enterprises, Inc.

              ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                           SEPTIMA ENTERPRISES, INC.

     Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is SEPTIMA ENTERPRISES, INC.

     SECOND: The following amendment to Article IV of the Articles of Incorporation of Septima Enterprises, Inc., was adopted on October 23, 1992, as prescribed by the Colorado Corporation Code, by a vote of shareholders sufficient for approval of the Amendment:

     ARTICLE IV, CAPITAL STOCK, is amended to be as follows:
     -------------------------

     The first paragraph of Article IV is amended to be as follows:

     "The aggregate number of shares which this Corporation shall have authority to issue is Twenty-Five Million (25,000,000) shares of no par value each, which shares shall be designated "Common Stock"; and 10,000,000 shares of no par value each, which shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion of the Board of Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Colorado Corporation Code."

     The following paragraphs of such Article IV were not amended and are incorporated herein by reference to the Articles of Incorporation September 12, 1988: 1. Dividends., 2. Distribution in Liquidation., 3. Redemption., 4. Voting
         ----------     ----------------------------     -----------     ------
Rights; Cumulative Voting., 5. Denial of Preemptive Rights. and 6. Conversion
--------------------------     ----------------------------        ----------
Rights.
-------

     THIRD: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:
Each certificate representing shares of the corporation's currently issued and outstanding no par value Common Stock must be returned to the corporation or its transfer agent for cancellation and reissue of a certificate representing shares of the Corporation's no par value common stock created by this Amendment on the basis of one (1) common share authorized by this Amendment for each two hundred (200) shares now issued and outstanding.

     FOURTH: This Amendment does not change the amount of stated capital.

Dated: November 30, 1992.
                                        SEPTIMA ENTERPRISES, INC.

                                        By /s/ George Hensley
                                          -------------------------------
                                          George Hensley, President

                                        By /s/ Francisco Urrea, Jr.
                                          -------------------------------
                                          Francisco Urrea, Jr., Secretary


     Under penalty of perjury, the undersigned declares that the foregoing document was executed by the Corporation and that the statements contained therein are true and correct to the best of his knowledge.

                                        By /s/ George Hensley
                                          -------------------------------
                                          George Hensley, President

                                        By /s/ Francisco Urrea, Jr.
                                          -------------------------------
                                          Francisco Urrea, Jr., Secretary

STATE OF NEW MEXICO     )
                        ) ss.
COUNTY OF BERNALILLO    )

     Subscribed and sworn to before me this 30th day of November, 1992, by George Hensley and Francisco Urrea, Jr., known by me to be the President and Secretary, respectively, of Septima Enterprises, Inc.



                                        /s/ Lillian Werntz
                                        ----------------------------------
                                               Notary Public


My Commission Expires: July 8, 1993
                      --------------------